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                                                                   EXHIBIT 10.11

                                SECOND AMENDMENT

                                       TO

                                 LOAN AGREEMENT

         THIS SECOND AMENDMENT TO LOAN AGREEMENT, dated as of December 20, 2002 (the "Second Amendment"), is made and entered into by and between Halsey Drug Co., Inc., a New York corporation ("Borrower"), and Watson Pharmaceuticals, Inc., a Nevada corporation ("Lender").

                                    RECITALS

         WHEREAS, Borrower and Lender are parties to that certain Loan Agreement, dated as of March 29, 2000, as amended by a certain Amendment to Loan Agreement dated as of March 31, 2000 (as so amended, the "Loan Agreement"); and

         WHEREAS, pursuant to a certain Debenture Purchase Agreement dated of even date herewith (the "2002 Purchase Agreement") executed by Borrower in favor of the several purchasers named therein (the "Purchasers"), Borrower will issue its 5% Convertible Senior Secured Debentures due March 31, 2006 in the aggregate principal amount of up to approximately $35,000,000 (the "2002 Debentures"); and

         WHEREAS, as a condition to their investment in the 2002 Debentures, the Purchasers have required that Lender amend the Loan Agreement to extend the maturity date of the Loan Agreement from March 31, 2003 to March 31, 2006; and

         WHEREAS, as a condition to its agreement to so extend the Maturity Date, the Lender has required that (i) the $3,901,331 principal amount of Borrower's payment obligations to Watson as of the date hereof under that certain Core Products Supply Agreement (as hereinafter defined) be added to the Borrower's secured Obligations under the Loan Agreement (such new obligations, the "New Obligations"), and (ii) that the interest rate on both the $17,500,000 principal amount currently outstanding pursuant to the Loan Agreement be increased to the interest rate on the New Obligations; and

         NOW, THEREFORE, the parties hereto agree as follows.
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                                    AGREEMENT

         1. Article One of the Loan Agreement is hereby amended in its entirety to read as follows:

              "1. AMOUNT AND TERMS OF LOAN.

                  1.1 Term Loans. Subject to the terms herein, Lender has previously loaned to Borrower the aggregate principal amount of Seventeen Million Five Hundred Thousand Dollars ($17,500,000), and, as described in this Second Amendment, is adding to such principal amount the additional principal amount of Three Million Nine Hundred and One Thousand Three Hundred Thirty One Dollars ($3,901,331), representing excess payments made by Lender to Borrower pursuant to that certain Finished Goods Supply Agreement (Core Products), as defined and provided in Section 12.15 hereof (collectively, the "Loan"). Notwithstanding any prepayment of the Loan by Borrower, sums repaid hereunder may not be re-borrowed.

                  1.2 Promissory Notes. Borrower's obligation to pay the principal of, and interest on, the Loan shall be evidenced by two secured promissory notes (the "Notes"), duly executed and delivered by Borrower, the first such Note (the "Replacement Note") to be in the form attached as Exhibit A to this Second Amendment and representing the $17,500,000 principal balance originally loaned to Borrower pursuant to the Loan Agreement, and the second such Note (the "New Note") to be in the form attached as Exhibit B to this Second Amendment and representing the $3,901,331 principal balance being added to the Obligations as described in this Second Amendment. Upon execution and delivery of the Replacement Note, the Secured Promissory Note dated March 31, 2000 issued by Borrower to Lender in the principal amount of $17,500,000 shall be null and void and of no further legal force or effect."

         2. The definition of "Obligations" set forth in Section 12.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

              " 'Obligations' shall mean all obligations, liabilities and indebtedness of every kind, nature and description of the Borrower and the Guarantors from time to time owing to the Lender or any Indemnitee under or in connection with the Loan Documents and the New

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         Note, whether direct or indirect, primary or secondary, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and shall include, without limitation, all principal and interest on the Loan and, to the extent chargeable under any Loan Document or the New Note, all charges, expenses, fees and reasonable attorney's fees."

         3. A new Section 12.15 is hereby added to the Loan Agreement as follows:

              "12.15 Core Products Supply Agreement. Borrower and Lender are parties to a certain Finished Goods Supply Agreement (Core Products) dated March 29, 2000 (the "Original Core Products Supply Agreement"), as amended by that certain Amendment and Supplement No. 1 to Finished Goods Supply Agreement (Core Products) dated as of August 8, 2001 (the "Amendment to Core Products Supply Agreement," and together with the Original Core Products Supply Agreement as so amended, the "Core Products Supply Agreement"). In accordance with the terms of the Original Core Products Supply Agreement, Lender made certain minimum quarterly payments to Borrower resulting in payments to Borrower exceeding the purchase price of the quantities of products provided by Borrower to Lender under the Core Products Supply Agreement. As a result, Borrower and Lender executed the Amendment to Core Products Supply Agreement providing, among other items, (i) for the parties' agreement on the amount by which Lender's aggregate minimum quarterly payments made through and including the quarter ended December 31, 2000 exceeded the aggregate purchase price of the products supplied by Borrower during such period (the "Excess Payments"), and (ii) for Borrower's repayment obligation to Lender of the Excess Payments. Borrower and Lender acknowledge and agree that the outstanding balance of the Excess Payments as of December 20, 2002 equals Three Million Nine Hundred and One Thousand Three Hundred Thirty One Dollars ($3,901,331) (the "Core Products Amount"). In accordance with the terms of Article One hereof, the Core Products Amount has been added to the Obligations of Borrower hereunder. On the date of execution by the parties of the Second Amendment, Borrower shall execute and deliver to Lender the New Note, which shall evidence the New Obligations. Borrower and Lender covenant and agree to execute the Second Amendment to Finished Goods Supply Agreement (Core Products) in the form attached as Exhibit C to the Second Amendment in order to give effect to the terms of this Section 12.15."

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         4.       Limitation of Amendment. Except as amended above, the terms of the Loan Agreement shall remain in full force and effect.

         5. Governing Law. This Second Amendment and the rights of the parties hereunder shall be governed in all respects by the laws of the State of California wherein the terms of this Second Amendment were negotiated.

         6. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, Borrower and Lender have caused this Second Amendment to be duly executed by their duly authorized officers all as of the day and year first above written.

"BORROWER"                                  "LENDER"

HALSEY DRUG CO., INC.                       WATSON PHARMACEUTICALS, INC.

By:____________________________             By:_________________________________
Name:  Michael Reicher                      Name:  _____________________________
Title: Chief Executive Officer              Title: _____________________________

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                                    EXHIBIT A

                                Replacement Note
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                                    EXHIBIT B

                                    New Note
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                                    EXHIBIT C

                          Second Amendment to Finished
                     Goods Supply Agreement (Core Products)